UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2007 (May 24, 2007)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Stock Incentive Plan

On May 24, 2007, at the annual meeting of stockholders of BJ’s Wholesale Club, Inc. (the “Company”), the Company’s stockholders approved the 2007 Stock Incentive Plan (the “2007 Plan”), which had previously been adopted by the Company’s board of directors subject to stockholder approval. Following stockholder approval of the 2007 Plan, on May 24, 2007, the Company’s board of directors approved amendments to the 2007 Plan. These amendments, which placed additional limitations on awards made under the 2007 Plan, were outlined in additional soliciting materials filed by the Company on May 18, 2007.

A brief description of the material terms and conditions of the 2007 Plan, as amended, is set forth below. The following description of the 2007 Plan is qualified in its entirety by reference to the complete text of the 2007 Plan, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. Forms of restricted stock agreement and non-statutory stock option agreement issuable under the 2007 Plan are attached as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated by reference herein.

The 2007 Plan replaced the Company’s 1997 Stock Incentive Plan (the “1997 Plan”), which was scheduled to expire on July 27, 2007. No further awards will be made under the 1997 Plan.

Shares Issuable under the 2007 Plan

Awards may be made under the 2007 Plan for up 4,000,000 shares of common stock (subject to adjustment for changes in capitalization, including stock splits and other similar events).

The 2007 Plan provides that all “full value” awards, which generally means awards other than stock options and stock appreciation rights (“SARs”), will count against the 4,000,000 maximum shares issuable under the 2007 Plan at a ratio of two to one. Accordingly, if all awards were granted as full value awards, the maximum number of shares of common stock that could be granted would be 2,000,000. If all or a portion of the shares subject to a full value award are returned to the pool of shares available for future grant in accordance with the share counting rules described in the next paragraph, the returned shares would be credited back using the same two-to-one ratio.

If an award expires, terminates, is cancelled or otherwise results in shares not being issued, the unused shares covered by such award will generally become available for future grant under the 2007 Plan. However, any shares tendered to pay the exercise price of an award or to satisfy a tax withholding obligation, and any shares repurchased on the open market using the proceeds from the exercise of an award, shall not become available for future grant under the 2007 Plan. In addition, the full number of shares subject to any stock-settled SARs will count against the shares available for issuance under the 2007 Plan, regardless of the number of shares actually issued to settle such SAR upon exercise.

Types of Awards

The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-statutory stock options, SARs, restricted stock, restricted stock units (“RSUs”), other stock-based awards and performance awards, as described below and collectively referred to as “awards”.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price equal to or greater than the closing price of the Company’s common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2007 Plan permits the following forms of payment of the exercise price of options: payment by cash, check or in connection with a “cashless exercise” through a broker; subject to certain conditions and if permitted by the board, surrender of shares of the Company’s common stock, delivery of a promissory note or any other lawful means; or any combination of these forms of payment. No option may provide for the payment of dividend equivalents or for the automatic grant of a reload option.

Director Options. The 2007 Plan provides for the automatic grant of options to members of the board of directors who are not the Company’s employees. On the commencement of service on the board, each non-employee director will receive a non-statutory stock option to purchase 10,000 shares, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of stockholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 5,000 shares of common stock, subject to adjustment for changes in capitalization. However, a non-employee director will not receive an annual option grant unless he or she has served on the board for at least six months. Options automatically granted to non-employee directors will vest on a cumulative basis as to one-third of the shares on the first day of the month of each of the first three anniversaries of the date of grant provided the person is still serving on the board and expire on the earlier of 10 years from the date of grant or one year following cessation of service on the board. However, no additional vesting will take place after the non-employee director ceases to serve as a director. The board may provide for accelerated vesting in the case of the death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service. The board can increase or decrease the number of shares subject to options granted to non-employee directors and can issue SARs, restricted stock or RSU awards or other stock-based awards in lieu of some or all of the options otherwise issuable, in each case subject to the limitation that the maximum number of shares issued to directors cannot exceed 600,000 shares in the aggregate. Any full value awards will count against this sublimit using the two-to-one fungible share ratio described above.

On May 24, 2007, the Company issued each non-employee director 6,600 shares of restricted stock in lieu of the annual option grants otherwise issuable to such non-employee directors with respect to 2007, 2008 and 2009. One third of such shares will vest on each of the first three anniversaries of the date of grant (or, if earlier in any year, on the date of the Company’s annual meeting of stockholders for such year). The restricted stock will become fully vested upon a change of control (as defined in the 2007 Plan).

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option. No SAR will be granted with a term in excess of 10 years. No SAR may provide for the payment of dividend equivalents.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the Company’s right to repurchase all or part of such shares if the conditions specified in the award are not satisfied prior to the end of the applicable restriction period established for the award. The board of directors will determine the terms and conditions of the applicable award, including the conditions for vesting (subject to the minimum vesting requirements described below) and repurchase and the issue price, if any.

Restricted Stock Unit Awards. Instead of granting restricted stock awards, the board may grant RSUs, which entitle the recipient to receive shares of common stock or cash to be delivered at the time the award vests.

Other Stock-Based Awards. Under the 2007 Plan, the board of directors has the right to grant other awards based upon the common stock having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Awards. Restricted stock and RSU awards and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) will be made subject to the achievement of performance goals. We refer to these awards as “performance awards”. Performance awards will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code. The performance criteria for each performance award will be based on one or more of the following measures: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity and return on investment. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The performance goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effect of accounting changes.

These performance goals:

•	may vary by participant and may be different for different awards;

•

may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by a committee of the board of directors; and

•	will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The maximum cash payment that can be made in connection with a performance award is $1,000,000 per fiscal year per participant.

Minimum Vesting Periods

The 2007 Plan generally requires that all options have a minimum one year vesting period, unless the option is granted in lieu of salary, bonus or other earned compensation. In general, any restricted stock and RSU awards and other stock-based awards will be subject to the following minimum vesting provisions:

•	awards that vest solely based on the passage of time may not vest sooner than ratably over three years; and

•	awards that do not vest based solely on the passage of time may not vest prior to the first anniversary of their grant.

These minimum vesting requirements can be waived in extraordinary circumstances, including death, disability or retirement, estate planning needs, or the occurrence of a business combination, recapitalization, or change of control. In addition, restricted stock and RSU awards and other stock-based awards for up to an aggregate of 100,000 shares of common stock may be granted without satisfying the minimum vesting requirements. The 100,000 number already reflects application of the two-to-one fungible share ratio described above.

Restrictions on Repricings

Unless approved by the Company’s stockholders, no outstanding option or SAR granted under the 2007 Plan may be amended to provide an exercise price that is lower than its then-current exercise price (other than adjustments for changes in capitalization); and the board may not cancel any outstanding option or SAR and grant in substitution new awards under the 2007 Plan covering the same or a different number of shares of common stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR.

Eligibility to Receive Awards

Employees, officers and directors of the Company are eligible to be granted awards under the 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2007 Plan is 1,000,000 shares per fiscal year. This sublimit is included in the 2007 Plan in order to comply with Section 162(m). The two-to-one fungible share ratio described above does not apply to this sublimit.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The board may permit the gratuitous transfer of an award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant or an immediate family member if, with respect to such transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the common stock subject to such award.

Administration

The 2007 Plan is administered by the board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Plan and to interpret the provisions of the 2007 Plan. Pursuant to the terms of the 2007 Plan, the board may delegate authority under the 2007 Plan to one or more committees or subcommittees of the board. The board has delegated authority under the 2007 Plan to its Executive Compensation Committee (“ECC”).

Subject to any applicable limitations contained in the 2007 Plan, the board or any committee to whom the board delegates authority selects the recipients of awards and determines the terms of awards. Discretionary awards to non-employee directors must be granted and administered by a committee of independent directors.

The board is required to make equitable adjustments in connection with the 2007 Plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs, other similar changes in capitalization, and any other dividend or distribution other than an ordinary cash dividend. The 2007 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

•

any merger or consolidation of the Company with or into another entity as a result of which all of the Company’s common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, or

•	any exchange of all of the Company’s common stock for cash, securities or other property pursuant to a share exchange transaction, or

•	any liquidation or dissolution of the Company.

In connection with a reorganization event, the board of directors will take any one or more of the following actions as to all or any outstanding awards (other than restricted stock and RSU awards) on such terms as the board determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation;

•

upon written notice, provide that all unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event;

•

in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment, referred to as the “acquisition price,” for each share surrendered in the reorganization event, make or provide for a cash payment to an award holder equal to (A) the acquisition price times the number of shares of common stock subject to the holder’s awards minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution, awards will convert into the right to receive liquidation proceeds; and

•	any combination of the foregoing.

With respect to restricted stock and RSU awards, the 2007 Plan generally provides that the Company’s repurchase and other rights under such awards will inure to the benefit of the Company’s successor, and will apply to the cash, securities or other property into which the Company’s common stock is converted.

The 2007 Plan also contains provisions addressing the consequences of any change of control (as defined in the 2007 Plan). Except to the extent otherwise provided in the instrument evidencing an award or in any other agreement, upon the occurrence of a change of control:

•	all options and SARs then outstanding shall automatically become immediately exercisable in full; and

•	the restrictions and conditions on all other awards then outstanding will be deemed waived only if and to the extent specified by the board of directors.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2007 Plan. Substitute awards will not count against the 2007 Plan’s overall share limit, except as may be required by the Internal Revenue Code.

Term

No new awards may be made under the 2007 Plan after May 24, 2017, but awards previously granted may extend beyond that date.

Amendment or Termination

The board of directors may at any time amend, suspend or terminate the 2007 Plan, provided that stockholder approval will be required to the extent required by Section 162(m), the New York Stock Exchange or tax laws relating to incentive stock options. In addition, if the New York Stock Exchange amends its corporate governance rules so that they no longer require stockholder approval of “material revisions” of equity-compensation plans, stockholder approval would nevertheless be required for any amendment that materially increases benefits to participants, materially increases the number of securities issuable under the plan (other than to reflect changes in capitalization), or materially expands the eligible participants.

Restricted Stock Agreements with Named Executive Officers

On May 24, 2007, the ECC approved grants of restricted stock pursuant to the 2007 Plan to the following persons who are “named executive officers” of the Company for the year ended February 3, 2007. The restricted stock will vest fully on the date that is two trading days after the release of the Company’s earnings for the first quarter of the fiscal year ending January 2011, subject to the executive remaining employed with the Company on such date and subject to the achievement of a specified minimum level of cumulative increase in net income. If the cumulative increase in net income is less than the specified target but greater than zero, only a portion of the shares will vest. The restricted stock will become fully vested upon a change of control (as defined in the 2007 Plan). The foregoing description is qualified in its entirety by reference to the complete text of the 2007 Plan and the form of Restricted Stock Agreement attached hereto as Exhibits 99.1 and 99.2, respectively.

Name and Title of Officer	Number of Restricted Shares
Frank D. Forward Executive Vice President and Chief Financial Officer	20,000

Thomas F. Gallagher Executive Vice President, Club Operations	20,000

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	BJ’s Wholesale Club, Inc. 2007 Stock Incentive Plan.

99.2	Form of Restricted Stock Agreement under BJ’s Wholesale Club, Inc. 2007 Stock Incentive Plan.

99.3	Form of Non-statutory Stock Option Agreement under BJ’s Wholesale Club, Inc. 2007 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2007	BJ’S WHOLESALE CLUB, INC.

	By:	/s/ Lon F. Povich
Lon F. Povich
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	BJ’s Wholesale Club, Inc. 2007 Stock Incentive Plan.

99.2	Form of Restricted Stock Agreement under BJ’s Wholesale Club, Inc. 2007 Stock Incentive Plan.

99.3	Form of Non-statutory Stock Option Agreement under BJ’s Wholesale Club, Inc. 2007 Stock Incentive Plan.